UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Micron Technology, Inc. (“Micron”) has completed its acquisition of Numonyx Holdings BV (“Numonyx”). Micron issued shares of common stock to Numonyx shareholders, Intel Corporation (“Intel”), STMicroelectronics, N.V. ("STMicro") and Francisco Partners.  In exchange for Intel’s investment in Numonyx, Intel received approximately 64.2 million shares of Micron common stock, and issued a $72 million short-term payable. Intel is expected to receive approximately 2.3 million additional shares of Micron common stock in connection with the sale by Numonyx of a facility to STMicro.  These additional shares will be transferred to Intel upon closing of the sale of the facility, which is subject to standard closing conditions and is expected to close in approximately 45 days.  The Numonyx senior credit facility that is supported by Intel’s guarantee is being repaid in connection with the closing of Micron's acquisition of Numonyx.

As a result of the closing of the transaction, Intel now expects the second quarter impact of equity investments and interest and other to be a gain of approximately $180 million as compared to the previous expectation of approximately zero.  Additionally, the tax rate expectation for the second quarter changed from approximately 31% to approximately 32%.  All other expectations are unchanged.

Intel’s second-quarter Business Outlook was originally published in the company’s first-quarter 2010 earnings release, available at intc.com. The company is scheduled to report its second-quarter financial results on July 13.

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

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Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

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Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; defects or disruptions in the supply of materials or resources; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

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The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; start-up costs, including costs associated with the new 32nm process technology; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; the timing and execution of the manufacturing ramp and associated costs; and capacity utilization.

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Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

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The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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The majority of our non-marketable equity investment portfolio balance is concentrated in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investment in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.

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Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
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Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design our products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended Mar. 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 7, 2010	Cary I. Klafter Corporate Secretary